EXHIBIT 99.2











                -------DRAFT -----


                WARRANT AGREEMENT












              MISTRAL VENTURES, INC.


                       AND


            SIGNATURE STOCK TRANSFER


                 Warrant Agent





         ________________________, 2006

THIS AGREEMENT (the "Agreement") is dated as of  _______________,
2006,
by and between MISTRAL VENTURES, INC., a Nevada corporation (the

"Company") and SIGNATURE STOCK TRANSFER (the "Warrant Agent").



WHEREAS, the Company will issue Warrant Certificates in connection with a public offering of its securities. Pursuant to the terms of the offering, there will be two Stock Purchase Warrants (the "Warrants")

issued for each Unit purchased in the offering. Each Warrant will entitle the holder to purchase one share of the Company's common stock at a price of $.10 for a period of two (2) years from the date of the offering, or ________________, 200__.

WHEREAS, the Company desires the
Warrant Agent to act on behalf of
the Company, and the Warrant Agent
is willing so to act, in connection
with the issuance, registration,
transfer and exchange of the Warrant
Certificates and, thereafter,
exercise of the Warrants.

NOW THEREFORE, in consideration of the
promises and the mutual
agreements hereinafter set forth, it is agreed that:



1. Warrants/Warrant Certificates. Each Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate the "Registered

Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one share of

Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided in Section 7.  Warrant Certificates representing the right to purchase Warrant Shares shall be executed by the Company's President, attested to by the Company's Secretary, and delivered to the Warrant Agent upon execution of this Agreement.


Subject to the provisions of Sections 3, 5 and 6, the Warrant Agent shall deliver Warrant Certificates in the required whole number denominations to the Registered Holders in connection with any transfer or exchange permitted under this Agreement.  Except as provided in

Section 6 hereof, no Warrant Certificates shall be issued except
i)
Warrant Certificates initially issued hereunder, (ii) Warrant

Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered Holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant
Certificates.



2.  Form and Execution of Warrant Certificates.  The Warrant

Certificates shall be substantially in the form attached hereto as

Exhibit A.  The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.


Each such Warrant Certificate shall be numbered serially in accordance with the Common Stock initially attached thereto with the letter "W"

appearing on each Warrant Certificate.  The Warrant Certificates may immediately be detached. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the

Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant
Certificates or before countersignature and delivery by the Warrant
Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

3. Exercise.  Subject to the provisions of Sections 4 and 7, the

Warrants, when evidenced by a Warrant Certificate, may be exercised in whole or in part at any time during the period (the "Exercise

Period") commencing on _______________, 2006 (the "Exercise Date")

until ________________, 2008 (the "Warrant Expiration Date", unless extended by a majority vote of the Company's Board of Directors, but in no event after such extended expiration date. The Company shall promptly notify the Warrant Agent and the Registered Holders of any such extension of the Exercise Period. A Warrant shall be deemed to have been exercise immediately prior to the close of business on the date (the "Exercise
Date") of the surrender for exercise of the Warrant
Certificate.
The exercise form shall be executed by the Registered
Holder thereof or
his attorney duly authorized in writing and shall be delivered, together with payment therefore, to the Company at its corporate offices located at 711 S. Carson Street, Suite #4, Carson
City, NV, 89701 (the
"Corporate Office"), in cash or by official bank or certified check, in an amount equal to the aggregate Exercise Price, in lawful money.

Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant
Shares as of the close of business on the Exercise Date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in
Section 4 have been satisfied as of the
Exercise Date.  The Company shall
not be obligated to issue any
fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant, or scrip or cash therefor, and such fractional shares shall be of no value whatsoever. If more than one
Warrant shall be exercised at one time by the same
Registered Holder,
the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Shares issuable on such exercise.

Within thirty (30) days after the Exercise
Date and in any event prior to
the Expiration Date, the Warrant Agent
shall cause to be issued and
delivered to the person or persons
entitled to receive the same, a
ertificate or certificates for the
number of Warrant Shares deliverable on
such exercise.  No adjustment
shall be made in respect of cash dividends, if any, on Warrant Shares delivered on exercise of any Warrant.

The Company may deem and treat
the Registered Holders of the Warrants as he absolute owners thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holders thereof to any of the rights of shareholders or to any dividends declared on the Common Stock unless the Registered Holder shall have exercised the Warrants and purchased Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to any such dividend or other rights.

4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized
Common Stock such number of shares as shall then be issuable upon the exercise of all outstanding Warrant Certificates.
The Company covenants
that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid, non-assessable, and free from all taxes, liens and charges of whatsoever nature with respect to the issuance thereof.

The Company and the Warrant Agent
acknowledge that the Company will be
required, pursuant to the
Securities Act of 1993, as amended (the "Act"), that no Warrants may be exercised nor may Warrant Shares be issued by the Warrant Agent unless, on the Exercise Date: the Company has an effective registration statement covering the issuance of the Warrant
Shares
under the Act or such issuance is exempt from registration under the applicable state and federal securities laws, rules and regulations of the state in which such Registered Holder resides.

If any Shares
of Common Stock to be reserved for the purpose of exercise of
Warrant Certificates hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be. No Warrant
Shares shall be issued unless and until
any such registration requirements
have been satisfied if and when
required.

 The Registered Holder shall pay all documentary, stamp, or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any
Warrant Shares on exercise of the
Warrants.  In the event the Warrant
Shares are to be delivered in
a name other than the name of the
Registered Holder of the Warrant
Certificate, no such delivery shall be
made unless the person
requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

In the event the
Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for

Certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent for Shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent appointed by the Company during the term of this Agreement.



5. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate
Office.  The Company shall
execute and the Warrant Agent shall
countersign, issue and deliver in
exchange therefor the Warrant
Certificate(s)which the Registered Holder making the transfer shall be entitled to receive.



The Warrant Agent shall keep
transfer records of all such transactions at its corporate offices which shall register Warrant Certificates and any transfers thereof. On due presentment for registration of transfer of any Warrant
Certificate, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees' a new Warrant Certificate(s) representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or accompanied by a written instrument or instruments or transfer in form satisfactory to the Company and the Warrant Agent. Any reasonable fee for any registration of transfer of Warrant
Certificates shall be paid by the
Registered Holder.  The
Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant
Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof
(notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.



6. Loss or Mutilation. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant
Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant

Certificate representing an equal aggregate number of Warrants.
In the case
of loss, theft or destruction of any Warrant
Certificate, the individual
requesting issuance of a new Warrant
Certificate shall be required to
indemnify the Company and the
Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant
Certificate shall
also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.



7. Adjustment of Exercise Price and Shares. In the event of any adjustment of the Exercise Price pursuant to this Section 7, the number of Shares of
Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing any such adjusted Exercise Price into the original
Exercise Price.  The
Exercise Price shall be subject to adjustment as follows:

(a) In
the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any Shares of its Common Stock as a share dividend or shall subdivide the number of outstanding Shares of Common
Stock into a greater number of
Shares, then, in either of such events, the Exercise Price per
Share of Common Stock purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of Shares of its outstanding
Common Stock by
combining such Shares into a smaller number of Shares, then, in such event, the Exercise Price per Share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of Shares of Common Stock at that time purchasable pursuant to the
Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in Shares of any other class of the
Company's securities, or in securities convertible into shares of Common



Stock of the Company, shall be treated
as a dividend paid in Common Stock
to the extent that Shares
of Common Stock are issuable on the
conversion thereof.

(b)
In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provisions shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each Share of Common Stock of the Company which he/she/ it would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Share of Common
Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise a Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Pacific Standard Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the Registered

Holders thereof at such addresses as may appear on the records of the of the Company and the Warrant Agent.

(c)
Notwithstanding the provisions of this Section 7, no adjustment on the Exercise Price shall be made whereby such Price is adjusted in an amount less than $0.001, the par value of the Company's Common Stock, or until the aggregate of such adjustments shall equal or exceed $0.001.

(d)  In the event,
prior to the expiration of the Warrant Certificates by exercise or by their terms, the Company shall determine to take a record of the Registered Holders of its Common Stock for the purpose of determining shareholders entitled to receive any Share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the

Shares of Common Stock or other securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered
Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days prior written notice to the effect that it intends to take such a record. Such notice hall specify the date as of which such record is to be taken;
the purpose for which such record is to
be taken; and the number,
amount, price and nature of the Common Stock or other Shares, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Registered
Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

(e)  No
adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock on exercise of any options pursuant to such plans, or (iii) the issuance of Common Stock in connection ith an acquisition or merger of any type (therefore, the anti-dilution provisions
of this Section 7 will not apply in the event a merger or acquisition is undertaken by the Company), in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, or the like.

(f) Before
taking any action which would cause an adjustment reducing

the Exercise Price below the then par value of the Shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the
Company may validly and legally issue fully paid and non-assessable
Shares of such Common Stock at such adjusted
Exercise Price.

Upon any adjustment of the Exercise Price required to be made pursuant to this
Section 7, the Company,
within 30 days thereafter, shall (a) cause to be filed with the Warrant Agent a certificate setting forth the Exercise
Price after
such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (b) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment.



8. Duties, Compensation and Termination of Warrant Agent.
The Warrant Agent
shall act hereunder as agent and in a
ministerial capacity for the Company,
and its duties shall
be determined solely by the provisions hereof.  The
Warrant
Agent shall not, by issuing and delivering Warrant
Certificates or by
any other act hereunder, be deemed to
make any representations as to the
validity, value or
authorization of the Warrant Certificates or the Warrants

represented thereby or of the Common Stock or other property delivered on exercise of any Warrant. The
Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine
whether any fact exists which may
require any such adjustment.

The Warrant Agent shall not
(i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any
Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct.

The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the exercise of any Warrants as set forth in Section 4.

The Warrant Agent
may at any time consult with counsel satisfactory to it

(which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by aninstrument signed by its President and attested to by its Secretary or Assistant
Secretary.  The Warrant Agent
shall not be liable for any
action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.


 The Company
agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities arising as a result of the Warrant
Agent's negligence or willful misconduct.

The Warrant Agent
may resign its duties or the Company may terminate the

Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on thirty days' prior written notice to the other party. At least fifteen days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate. On such resignation or termination, the
Company shall appoint a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of the resignation by the Warrant Agent, then the

Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.

After acceptance in writing of an
appointment of a new Warrant Agent is
received by the
Company, such new Warrant Agent shall be vested with the

same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed;
provided, however, if it shall be
necessary or expedient
to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the

Company and shall be legally and validly executed.  The
Company shall
file a notice of appointment of a new
Warrant Agent with the resigning
Warrant Agent and shall
forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

Any
corporation into which the Warrant Agent or any new
Warrant Agent
may be converted or merged, or any
corporation resulting from any
consolidation to which the
Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant
Certificate.  No further action shall
be required for establishment and
authorization of such
successor Warrant Agent.

The Warrant Agent, its officers
or directors and its subsidiaries or
affiliates may buy,
hold or sell Warrants or other securities of the Company

and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the
Company or for any other legal entity.



9. Modification of Agreement.  The Warrant Agent and the
Company may, by
supplemental agreement, make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or
(ii) that they may deem necessary
or desirable and which shall not adversely




affect the
interests of the holders of Warrant Certificates; provided,

however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered
Holders of Warrant
Certificates representing not less than 51% of the

Warrants outstanding. Additionally, except as provided in Section 7, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, the
Exercise Price therefor, or the Expiration Date of a Warrant shall be made without the consent in writing of the Registered Holder of the
Warrant Certificate
representing such Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

10. Notices. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:



711 S. Carson Street, Suite #4

Carson City, NV, 89701



and in the case of the Warrant Agent:



Signature  Stock Transfer

2301 Ohio Drive - Suite 100

Plano, Texas 75093, USA

and if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the records maintained by the Warrant Agent and the Company.



11. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant
Agent and their respective successors and assigns, and the
Holders of the Warrant Certificates.  Nothing in this

Agreement is intended or shall be construed to confer upon any other person any fright, remedy or claim or to impose on any other person any duty, liability or obligation.



12.Further Instruments. The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.



13. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this

Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.



14. Waiver. All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of
any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.



15. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada. Except as otherwise expressly stated herein, time is of the essence in performing hereunder.

This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing signed by the party against who such amendment, modification, waiver or discharge is sought to be enforced.
The headings
of this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




MISTRAL VENTURES, INC.
(Corporate Seal)

By: /s/ John Xinos, President





THE WARRANT AGENT:


SIGNATURE STOCK TRANSFER




By:-------------------------------


Authorized Officer



Title:----------------------------